Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Current Report on Form 8-K/A and the incorporation by reference in the Registration Statements on Form S-8’s (Nos. 333-162664, 333-165668, 333-169884, 333-193696, 333-202733 and 333-208373) of LogMeIn, Inc. of our report dated October 7, 2015, with respect to the financial statements of Marvasol, Inc. (D/B/A LastPass) as of and for the years ended December 31, 2014 and 2013 appearing in this Form 8-K/A.

/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Boston, Massachusetts

December 22, 2015